Exhibit 10.1

                 SEPARATION AGREEMENT AND GENERAL RELEASE
                 ----------------------------------------


Section 1.  SPECIAL SEVERANCE BENEFITS
--------------------------------------

     I, Gary A. Cappeline, understand that on December 31, 2006 ("Release Date"), my employment with Ashland Inc. (the "Company" or "Ashland") will end. I am signing this General Release in return for the special severance benefits offered to me by Ashland, which are more than would otherwise be provided to me upon termination. Specifically, I understand that I will receive the severance benefits more fully described in Attachment I (Summary of Benefits), which is hereby incorporated by reference.

Section 2.  COMPLETE RELEASE OF LIABILITY
-----------------------------------------

(a) General Release. In exchange for these special severance benefits offered by Ashland, I completely release all claims I may have at this time against Ashland, its divisions, subsidiaries, insurers and affiliates, their successors and assigns, and their officers, directors or employees (collectively referred to hereafter as "Releasees"). This Release is intended to be a broad release and shall apply to any relief, no matter how denominated, including, but not limited to, claims for future reemployment, rights or causes of action for wages, backpay, front pay, compensatory damages, punitive damages, or attorneys fees. I also agree that I will not file any such claim and I hereby agree to indemnify and hold Releasees harmless from any such claim. In addition, I agree to waive the right to receive any recovery under any charge or lawsuit filed on my behalf.

(b) Extent of Release. This release includes all claims I may have which relate either to the time of my employment or to my termination, except the claims mentioned in Section 2(c) below. Some of the types of claims that I am releasing, although there also may be others not listed here, are claims under local, state or federal law relating to:

     1. Discrimination on the basis of sex, race, color, national origin, religion, disability or veteran status;

     2. Restrictions, if any, upon the rights of Ashland to terminate its employees at will, including (i) violation of public policy, (ii) breach of any express or implied covenant of the employment contract, and (iii) breach of any covenant of good faith and fair dealing;

     3. Discrimination on the basis of age, including claims under the Age Discrimination in Employment Act (the "ADEA"), which is located at 29 United States Code, Sections 621 through 634;

                                                 Employee Initials: /s/ GAC
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

     4. Payments, if any, that might otherwise be owed and payable to me pursuant to the Workers' Adjustment and Retraining Notification
          (WARN) Act; and

     5. Civil actions relating to negligence, defamation, invasion of privacy, fraud, misrepresentation, or infliction of emotional or mental distress.

(c) Exceptions to Release. The only claims that this release does not include are claims related to:

     1. Claims for benefits to which I am entitled under this special severance offer;

     2. Any applicable worker's compensation or unemployment compensation laws;

     3. My rights under the employee benefit plans of the Company that are governed by the Employee Retirement Income Security Act of 1974, as amended (ERISA), in effect as of my Release Date; and

     4.   Any claims that the law states may not be waived.

Section 3.  CONSEQUENCES OF BREACHING MY PROMISES IN SECTION 2
--------------------------------------------------------------

     If I breach my promise in Section 2 of this General Release and file a claim or lawsuit based on what I released in this General Release, I agree to pay for all liabilities and costs incurred by Releasees, including reasonable attorneys' fees, in defending against my claim or lawsuit. Provided, however, that this provision shall not apply to any alleged breach due to a challenge of the validity of the ADEA waiver contained herein.

Section 4.  NONDISPARAGEMENT AND CONFIDENTIALITY
------------------------------------------------

     I agree that I will not make any oral or written communication to any person or entity which disparages, or has the effect of damaging the reputation of, the Company, its affiliates, or their respective products, services, officers, directors or employees, whether past or current;
provided, that this prohibition shall not be applied to prevent me from providing truthful testimony in compliance with a lawful subpoena or court order, or as otherwise may be required by law.

     I further agree that I have acquired Company Information as defined herein. I understand and agree that such Company Information has been disclosed to me in confidence and for Company use only. I will not disclose or communicate Company Information to any third party, and I will not make use of

                                                 Employee Initials: /s/ GAC
                                                                   --------

Company Information on my own behalf, or on behalf of any third party. Further, I agree that I will continue to be bound by the Service Agreement executed during my employment with the Company and in effect on my Release Date, the terms and conditions of which are incorporated herein by reference.

     In addition, I specifically agree and affirm that for a two (2) year period following my Release Date, I will not, without prior written consent from Ashland's General Counsel, accept a directorship or employment with, participate in the management or control of, engage in consulting or otherwise render services for, hold greater than ten percent (10%) of the outstanding ownership interest in, or otherwise engage in any business activity with, any corporation, partnership, firm or other form of business enterprise which competes within the same geographical territory with the products, activities and/or services currently offered by a business of the Company or under development by a business of the Company as of my Release Date (a "Competing Business"). Provided, that it will not be deemed a violation of this section for me to work for a subsidiary, division, affiliate, joint venture, or other business enterprise of a Competing Business, which does not itself compete within the same geographical territory with the products, activities and/or services currently offered by a business of the Company or under development by a business of the Company as of my Release Date, so long as I do not engage in any activity with respect to the management or operations of any other part of the Competing Business.

     I further agree that during this non-compete period, I will not interfere with or disrupt the business or employment relationship, contractual or otherwise, between the Company or its successors and any other party, including other employees of the Company or its successors; nor will I assist any party in any attempt to acquire a controlling interest in the Company.

     I agree that all of the above restrictions are reasonable, and that they do not unreasonably preclude me from being gainfully employed. I also understand that I continue to be subject to the non-compete provisions of Ashland's Supplemental Early Retirement Plan, and nothing in this Agreement abrogates my obligations thereunder.

Section 5.  RETURN OF COMPANY INFORMATION AND PROPERTY
------------------------------------------------------

     I agree that on or prior to my Release Date I returned to the Company all Company Information and related reports, maps, files, memoranda, and records; credit cards, cardkey passes; door and file keys; computer access codes; software; and other physical or personal property which I received or prepared or helped prepare in connection with my employment.

     I further represent that I have not retained and will not retain any copies, duplicates, reproductions, or excerpts thereof. I understand that the term "Company Information" as used in this Agreement refers to information obtained

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                                                                   --------
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

during my employment with Ashland, and/or any division, subsidiary, or affiliate of Ashland, and includes (a) confidential information including, without limitation, information received from third parties under confidential conditions; and (b) other technical, business, or financial information, the use or disclosure of which might reasonably be construed to be contrary to the interests of the Company.

Section 6.  ADVICE TO CONSULT WITH ATTORNEY
-------------------------------------------

     I understand that I am advised to consult with an attorney before signing this General Release.

Section 7.  PERIOD FOR REVIEW AND COVERAGE OF OFFER
---------------------------------------------------

     I understand and agree that I have been given at least twenty-one (21) days to review and consider this General Release. I understand that I may use as much or as little of this period of time as I wish to prior to reaching a decision regarding the signing of this General Release. I understand that if I sign this General Release prior to my Release Date or if I do not sign, date, and return this General Release by January 12, 2007 the General Release will not be valid and I will not receive the special severance benefits under the terms of this special severance offer.

Section 8.  EFFECTIVE DATE AND MY RIGHT TO REVOKE GENERAL RELEASE
-----------------------------------------------------------------

     In accordance with federal law, I understand that this General Release may be revoked by me at any time within seven (7) calendar days after the date of execution noted below. To be effective, the revocation must be in writing and delivered to Susan Esler, Vice President Human Resources, Ashland Inc., 50 E RiverCenter Blvd., PO Box 391, Covington, KY 41012, either by hand or mail within a seven (7) day period following my execution of this General Release. If delivered by mail, the recision must be:

     1. Postmarked within the seven (7) day period;
     2. Properly addressed as noted  above; and
     3. Sent by Certified Mail, Return Receipt Requested.

     I understand that this General Release and my acceptance of it shall not become effective or enforceable until the seven (7) day revocation period has expired.

Section 9.  GOVERNING LAW
-------------------------

     It is agreed that this General Release shall be interpreted in accordance with the laws of the State of Kentucky.

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                                                                   --------
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

Section 10.  PARTIAL INVALIDITY OF THE GENERAL RELEASE
------------------------------------------------------

     I agree that if any term or provision of this General Release is determined by a court or other appropriate authority to be invalid, void, or unenforceable for any reason, the remainder of the terms and provisions of this General Release shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 11.  COMPLETE AGREEMENT
-------------------------------

     It is agreed that the foregoing constitutes the entire agreement between the Employee and the Company, and that there are no other agreements, oral or written, express or implied, relating to any matters covered by this Agreement, or any other agreement in effect and relating to any other matter whatsoever, whether or not within the knowledge or contemplation of either of the Parties at the time of execution of this Agreement.


                      I M P O R T A N T   N O T I C E

         I acknowledge that:

o I have read this General Release and I understand fully its final and binding effect;

o The only promises made to me to sign this General Release are those stated herein;

o    I am signing this General Release voluntarily; and

o I have no other claim or expectation of any additional pay or benefits incident to my Employment. The benefits I am receiving for this General Release are in lieu of, and fully satisfy, all monetary amounts, if any, to which I might otherwise be entitled under federal or state statute or common law.

                                             ASHLAND INC.

/s/ Gary A. Cappeline                        By:   /s/ Susan B. Esler
----------------------                            -------------------------
Gary A. Cappeline

Jan. 2, 2007                                 Title:  VP Human Resources
----------------------                              -----------------------
Date of Execution
(Do Not Sign Prior To Release Date)

                                                 Employee Initials: /s/ GAC
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

NAME: GARY A. CAPPELINE
DATE OF PRESENTATION:  DECEMBER 19, 2006

Attachment 1
                   SUMMARY OF SPECIAL SEVERANCE BENEFITS,
               EMPLOYEE BENEFITS AND MISCELLANEOUS PROVISIONS
               ----------------------------------------------

On December 31, 2006 (your "Release Date"), your employment with the Company will terminate. On July 1, 2007, Ashland will provide you with the following payments:

     1. a severance payment (your "Severance Benefit") equal to 24 months of base pay, using your rate of base pay in effect on your Release Date,
     2.   a payment of $1,500; and
     3. a payment equal to three (3) months base compensation, using your rate of base pay in effect on your Release Date.

The above payments, plus interest on these amounts calculated at a rate equal to Ashland's average three month money market rate compounded quarterly over the six-month period between January 1, 2007 and June 30, 2007, will be made to you in a lump sum, less all applicable tax withholdings.

The following summarizes selected terms and conditions from some of the employee benefit plans in which you were participating on your Release Date. The actual terms of these plans are in their plan documents. You should refer to the relevant summary plan description for more information on a particular plan and the effect that your severance has with regard to that plan.

In the event you do not sign this Separation Agreement and General Release within the time period provided herein, or you revoke your acceptance of the General Release within the 7-day period provided for revocation, you understand and agree that you will not be eligible for any benefits under this Agreement, or under Ashland's Severance Pay program.

PENSION PLAN
------------

Your rights  under the Ashland Inc. and  Affiliates  Pension Plan  (Pension
Plan) depend on whether you are in the traditional formula or the retirement growth account formula. In general you are in the traditional formula if you had 10 years of continuous service under the plan on June 30, 2003 and you were an employee on that day. In general, all others are in the retirement growth account formula. You can call the HR Service Center at (800) 782-4669 to find out which formula applies to you.

Your benefit will be based on the plan terms and the company's records of your employment and plan benefit on your Release Date. You will be eligible for an

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

immediate pension benefit commencing as of the first day of the month coincident with or next following your Release Date if either of the following applies: on your Release Date you are at least age 55; or on your Release Date the sum of your age and years of continuous service is at least 80. Such benefits will not be automatically distributed. You will have to make a proper election for a distribution to begin.

LIFE INSURANCE
--------------

If you are at least age 55 or the sum of your age and years of continuous service is at least 80, you have 5 years of service, and you had plan coverage on your Release Date, you will be eligible for company-paid retiree life coverage equal to $10,000. Contributory coverage, spouse coverage, dependent child coverage and accidental death and dismemberment coverage end at your Release Date.

You may be eligible to continue your non-contributory and/or contributory life insurance coverage, and spouse and dependent child life coverages after your Release Date. Continuing this coverage, though, is strictly between you and the applicable insurance companies that provide this coverage. You have a 31-day window following your Release Date to arrange to continue these coverages. To find out more about your ability to continue these coverages contact the HR Service Center at (800) 782-4669.

MEDICAL AND DENTAL
------------------

If you are at least age 55 or the sum of your age and years of continuous service is at least 80, and you have 5 years of service on your Release Date, you may be eligible for retiree coverage under the Medical Plan and the Dental Plan. Dental coverage during retirement is only available if you were covered by the plan on your Termination Date. Your dental coverage during retirement also must end on the last day of the month before the month in which you attain age 65. Medical coverage during retirement is generally only available if you were covered by the plan on your Release Date. The exceptions to this general rule are described in the summary plan description. If you elect retiree coverage, your retiree contributions would be determined using your service to your Termination Date.

Although you may be eligible to elect retiree coverage, federal law requires that COBRA continuation coverage also be offered for the plan or plans in which you were covered. If the amount you have to pay for retiree coverage is greater than what you paid for the same coverage as an active employee, you can choose to elect the COBRA continuation coverage instead of the retiree coverage. You will receive a written summary of your options. If you choose the COBRA continuation coverage you need to be aware that elected COBRA coverage is for a limited duration, while retiree medical coverage may last for life and retiree dental coverage may last until the end of the month before the month in which you reach age 65.

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

FLEXIBLE SPENDING ACCOUNTS PLAN
-------------------------------

Any amount you have remaining in the Dependent Day Care Account and/or the Health Care Account is available to reimburse you for covered services incurred before your Release Date. Claims for services performed after that time are not eligible for reimbursement. Claims for reimbursement must be filed by June 30 in the calendar year following your Release Date. Any amounts in your accounts that are not used will be forfeited according to IRS rules. Because your Release Date will occur on the last day of the calendar year, you are not eligible to elect COBRA continuation coverage for your Health Care Account.

EMPLOYEE SAVINGS PLAN
---------------------

Upon your Release Date, you have a number of withdrawal options. If your account is valued at more than $1,000 on your Release Date, you have the option of leaving your account in the plan. If your account is valued at $1,000 or less, it will be paid to you as a mandatory lump sum cash-out. If you have an unpaid loan, you may continue to make monthly payments after your Release Date. Fidelity will send you payment instructions approximately 4 weeks following your Release Date. To receive Savings Plan information, call Fidelity Investments at (800) 827-4526. You may also access Savings Plan information on the internet by clicking "Access My Account" under NetBenefits at www.401k.com.

LONG TERM DISABILITY; VOLUNTARY ACCIDENTAL DEATH AND DISMEMBERMENT; OCCUPATIONAL ACCIDENTAL DEATH AND DISMEMBERMENT; TRAVEL ACCIDENT INSURANCE AND ADOPTION ASSISTANCE PROGRAM
---------------------------------------------------------------------------

If you are enrolled in one or more of these plans on your Release Date, your eligibility for coverage ends on your Release Date for all the benefits identified in the above title of this section. If you were covered by the voluntary accidental death and dismemberment plan you may be eligible for conversion privileges within 31 days of your Release Date. To find out if this applies to you contact the HR Service Center at (800) 782-4669. They will be able to give you contact information for the applicable insurance company.

VISION COST ASSISTANCE PLAN
---------------------------

If you are enrolled for this coverage, it will end on your Release Date, although you may be able to elect COBRA continuation of coverage at that time. Ashland's Employee Benefits Department will provide you with a summary of your COBRA rights that will tell you how to elect to continue coverage.

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

LEGAL PLAN
----------

If you were enrolled for the Legal Plan, your participation ends on your Release Date. You may be eligible for coverage for covered legal matters that are not completed as of your Release Date. Consult your summary plan description for details.

GROUP AUTO AND HOMEOWNERS INSURANCE; LONG TERM CARE
---------------------------------------------------

You may continue any coverage you had in the group auto and homeowners insurance and the long term care insurance beyond your Release Date on the same basis as any other former employee. Continuing that coverage, though, is strictly between you and the applicable insurance company that provides the coverage.

GROUP FINANCIAL SERVICES
------------------------

If you are enrolled for the group financial services at the time of your Release Date, you may continue them for the remainder of the calendar year if you make appropriate arrangements with the provider to make any required payments then remaining for the services.

                          MISCELLANEOUS PROVISIONS
                          ------------------------

UNUSED VACATION/SICK PAY
------------------------

Payment for unused earned and accrued vacation is included as part of the lump sum severance benefit received under this agreement. You will not be paid for any unused sick pay.

CREDIT UNION
------------

If you are a member of the Credit Union at the time of your Release Date, you will be able to participate in the Credit Union after your Release Date. You will need to contact them directly to discuss handling of credit union business.

EDUCATIONAL REIMBURSEMENT
-------------------------

If the course has been approved for reimbursement prior to your Release Date and will be completed within six months of your Release Date, you will be reimbursed for approved costs provided you complete the course within policy guidelines.

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

To be reimbursed, you must provide the following:

     1. Your name, social security number, complete mailing address and phone number;
     2.   An   itemized   receipt  for  tuition  and  fees  issued  by  the
          educational institution; and
     3.   A grade report from the educational institution.

All of the above information should be sent to: Employee Services, Corporate Human Resources, Ashland Inc., 3499 Blazer Parkway, Lexington, KY 40509.

MATCHING GIFTS
--------------
Participation  in the Matching  Gifts  Program will cease upon your Release
Date.

UNEMPLOYMENT COMPENSATION
-------------------------

State laws control whether you are eligible to receive unemployment compensation. If you decide to file for unemployment compensation, the Company is obligated to inform the state's unemployment commission of the nature of your termination.

EXPENSES
--------

If you have incurred any expenses that are reimbursable by the Company, you should submit an approved Expense Report to your supervisor, along with required receipts immediately. In the event there is an outstanding balance owed on your Corporate American Express or Purchasing Card account on your Release Date, Ashland will make deductions from your severance benefits in order to cover the balances due for (i) any authorized expenses for which you have already received reimbursement from the Company but have not yet remitted to American Express, or (ii) for any charges on your account(s) that are not properly reimbursable under Ashland's reimbursement Policies.

VERIFICATION OF EMPLOYMENT AND NONDISPARAGEMENT
-----------------------------------------------

The Company will only verify dates of employment and last job title, department and work location. The Company will only release other information concerning your employment as required by law, or at your request and with your written consent. The Company further agrees that it will not make any oral or written communication to any person or entity which disparages you, or has the effect of damaging your reputation, and that, if any inquiry is made concerning your employment, no negative reference of any kind will be made; provided, that this prohibition shall not be applied to prevent the Company or its representatives from providing truthful testimony in compliance with a lawful subpoena or court order, or as otherwise may be required by law.

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

EMPLOYEE ASSISTANCE PROGRAM
---------------------------

Your participation in the Employee Assistance Program will end on your Release Date

FUTURE CORRESPONDENCE
---------------------

Any future information from the Company will be sent to the address you currently have on file (i.e. employee benefit information, W-2's, etc.). Should your address change in the near future you should contact the HR Service Center at (800) 782-4669.

                     IMPORTANT NOTE ABOUT THIS SUMMARY
                     ---------------------------------

DETAILS ON THE BENEFITS FROM THE EMPLOYEE BENEFIT PLANS DISCUSSED ABOVE ARE PROVIDED IN THE SUMMARY PLAN DESCRIPTION BOOKLET FOR EACH PLAN. IN ALL EVENTS, THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND ALL COVERED EMPLOYEES, BENEFICIARIES OR OTHER CLAIMANTS ARE GOVERNED SOLELY BY THE TERMS OF THE OFFICIAL DOCUMENTS UNDER WHICH EACH PARTICULAR PLAN, POLICY OR PROGRAM IS OPERATED.


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                                                                   --------
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

                 ADDENDUM TO RETIREMENT ELIGIBLE SUMMARY OF
               EMPLOYEE BENEFITS AND MISCELLANEOUS PROVISIONS
               ----------------------------------------------


INCENTIVE COMPENSATION
----------------------

You will not be eligible to participate in the Ashland Inc. Incentive Compensation Plan for FY 2007.

LTIP
----

If and when payments are made, if eligible, you shall receive payment in cash of any portion of the amount(s) you would have received under Ashland's Long Term Incentive Plans for the 2005-2007 and 2006-2008 plan cycles. You will not be eligible to participate in the 2007-2009 plan cycle. Payment under these plans will be pro-rated through your Release Date, and based on actual Ashland Inc. measures (as specified in the plans and your awards under the plans) through the entire three-year plan cycles (including adjustments for unusual items).

DEFERRED COMPENSATION
---------------------

Upon your Release Date, you shall receive distribution of your "DCP" account(s) in accordance with your DCP election(s) subject the requirements of Code Section 409A. Any changes regarding the distribution of your DCP account(s) must be made in accordance with plan terms and are subject to the requirements of Code Section 409A.

FINANCIAL PLANNING
------------------

You shall be reimbursed for eligible financial planning expenses incurred through the end of calendar year in which your Release Date occurs and the following calendar year.

OUTPLACEMENT ASSISTANCE
-----------------------

You will be provided with executive level outplacement assistance for the 12-month period following your Release Date, to assist you in your search and transition into other employment. This assistance will be provided for you at the Company's expense. Please contact your Human Resources Representative for more information about this benefit.

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

EXECUTIVE PHYSICALS
-------------------

You shall be eligible for an Executive Physical during the calendar year in which your Release Date occurs and the following calendar year.

NON-QUALIFIED EXCESS BENEFIT PENSION PLAN AND SERP
--------------------------------------------------

If eligible, and if you have a vested benefit under the Non-qualified Excess Benefit Pension Plan and/or the SERP, you will be entitled to receive the benefit provided under such plan in accordance with the terms of each plan and subject to the requirements of Code Section 409A. For purposes of determining your benefits under the Non-qualified Excess Benefit Pension Plan, your compensation history will be determined as of your Release Date. For purposes of determining your benefits under the SERP, your compensation history will be determined using the seven (7) year period ending on your Release Date.

                                                 Employee Initials: /s/ GAC
                                                                   --------
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

                              R E M I N D E R
                              ===============


                Once You Have Signed Both Originals of This
               Document, Please Return Both Original Signed
                               Agreements To:

                                Susan Esler
                       Vice President Human Resources
                                Ashland Inc.
                         50 E RiverCenter Boulevard
                                 PO Box 391
                            Covington, KY 41012


                   A Fully Executed Original Agreement will
                       be returned to your home address.


                                                 Employee Initials: /s/ GAC
                                                                   --------
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